U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

Venture Lending & Leasing IV, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00640	20-0372373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

See discussion under Item 2.03 below.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Venture Lending & Leasing IV, Inc. (the “Fund”) is a party to a Master Loan Agreement, dated as of October 14, 2004 and amended as of November 27, 2005, with Société Générale and Rabobank International (as amended, the “Loan Agreement”).  The Loan Agreement established a debt facility to provide the Fund up to $200 million of financing.  On December 11, 2006, the Fund entered into a second amendment to the Loan Agreement with the other parties thereto, to increase the size of the debt facility to $230 million.  Currently approximately $174.6 million is outstanding under this facility.

Borrowings by the Fund under the Loan Agreement will continue to be collateralized by receivables from loans advanced by the Fund in its ordinary course of business.  The Fund will pay interest on its borrowings based on the secured facility’s cost of issuing commercial paper obligations.  The facility will terminate in May 2009, but can be accelerated under an event of default such as failure by the Fund to make timely interest or principal payments.

Item 9.01  Financial Statements and Exhibits

Exhibit Number

Description

 ------------------

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None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING IV, INC.

(Registrant)

By:

/S/ Ronald W. Swenson

By:

/S/ Martin D. Eng

Ronald W. Swenson

Martin D. Eng

Chief Executive Officer

Chief Financial Officer

Date:

December 12, 2006

Date:

December 12, 2006